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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE    CONTACT:
NFL    7/11/01           BRIAN McCARTHY, NFL, 212-450-2069
                         MCCARTHYB@NFL.COM
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                         BRUCE HARRIS, AOL, 703-265-1408
                         BHARRISCOMM@AOL.COM
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                         LESLIE ANNE WADE, CBS SPORTS
                         212-975-5171, LWADE@CBS.COM
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                         LARRY WAHL, SPORTSLINE.COM
                         954-351-2120 WAHL@SPORTSLINE.COM
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                      NATIONAL FOOTBALL LEAGUE ANNOUNCES
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            COMPREHENSIVE NEW MEDIA AGREEMENT WITH INDUSTRY LEADERS
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        CBS, A UNIT OF VIACOM, AMERICA ONLINE and SPORTSLINE.COM, INC.
        --------------------------------------------------------------

NEW YORK, DULLES, VA and FORT LAUDERDALE, FL -- The National Football League announced today a multi-year agreement with CBS, a unit of Viacom, America Online, and SportsLine.com, Inc.

The four-way partnership encompasses wide-ranging initiatives, including online and offline cross promotion and marketing with America Online, a wholly owned subsidiary of AOL Time Warner Inc., and CBS. It also takes advantage of Viacom's stable of media properties. In addition, SportsLine.com Inc. will produce and host NFL.COM, the most popular sports league site. The four partners also will explore additional joint opportunities in technology-based media.

The agreement teams the NFL, America's number-one sports league, with three media leaders: CBS, a division of Viacom, a diverse global media giant with the leading position in television production and distribution; America Online, the world's leading interactive services company; and SportsLine.com, a leading global Internet sports media company and publisher of CBS SportsLine.com.

"We are pleased with this new relationship that combines the excitement of the NFL with equally exciting global partners," said NFL COMMISSIONER PAUL TAGLIABUE. "Our affiliation with CBS dates back to 1962 when CBS was the first network to televise all NFL games in a single season. We have also enjoyed working with other companies in AOL Time Warner's family of brands, including HBO and AOL. We also now will expand our association with SportsLine.com, which has partnered with us to produce the successful SUPERBOWL.COM and NFLEUROPE.COM sites. While we have worked with all three organizations on separate projects in the past, this new opportunity enables us to take advantage of the strengths of the combined partnership."

"As a broadcast partner of the NFL, it is very exciting to now be partners on the internet and various other new media initiatives," said SEAN McMANUS, President, CBS Sports. "The opportunity for growth in these areas is virtually unlimited."
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"We're pleased to offer our members and visitors to our interactive brands enhanced access to one of the world's most exciting sports leagues as the Official ISP of the NFL," said BARRY SCHULER, Chairman and CEO of America Online, Inc. "Working with the NFL, CBS and SportsLine.com, we're going to bring AOL members and other NFL fans news, updates, game and player information and much more."

"This is an incredibly powerful partnership that will certainly change the landscape of the new media business as it relates to sports," said MICHAEL LEVY, founder and CEO of SportsLine.com Inc. "It is gratifying that the NFL, AOL and CBS have once again acknowledged SportsLine's proven ability to successfully deliver on all fronts production, promotion and sales in particular - and we are proud to be a major part of this industry shaping deal."

Major components of this new partnership include:

Online and offline marketing
The partnership will involve extensive marketing of the NFL Internet Network via CBS, AOL and SportsLine.com.

* America Online: America Online will become the "Official ISP of the NFL" and be promoted in NFL games telecasts on CBS and on other NFL media and events, such as NFL Films programming, NFL SUNDAY TICKET* and the NFL Experience interactive theme park at the Super Bowl. The NFL Internet Network will be promoted extensively through the AOL service on the AOL Welcome Screen as well as in AOL's Sports Channel, Kids Channel, Teen Channel and across the AOL family of interactive brands including Netscape, ICQ and CompuServe. In addition, America Online will offer its members special NFL content including video clips, contests and sweepstakes. AOL is the world's most popular online service, with over 30 million members worldwide.

* CBS: The NFL Internet Network will be promoted on the CBS Television Network through in-game features, out-of-game media and could also be promoted on additional Viacom properties.

* SportsLine: The NFL Internet Network will be promoted throughout the CBSSportsLine.com site, including prominent promotion on the home page. Also, key areas on the CBS SportsLine.com site, such as stats, scores and the Sunday GameDay application will now be integrated into co-branded areas on NFL.COM. SportsLine will become the "official online sports partner of the NFL" and will also receive use of marks and logos and other league assets in its marketing efforts. SportsLine will be prominently promoted on the NFL sites and club sites and will receive selected NFL content for use on the CBS SportsLine.com site, including four video clips a week, an audio game of the week, contests and sweepstakes.

Production of NFL.com
A significant element of the agreement involves the production of NFL.COM, the league's official website and the anchor of the NFL Internet Network. The NFL Internet Network, which includes NFL.COM, the 32 NFL team and other related sites, reached 7.5 million unique visitors in its October 2000 peak. With the NFL's guidance, SportsLine.com will produce NFL.COM and other NFL-related sites, such as SUPERBOWL.COM, PLAYFOOTBALL.COM and NFLEUROPE.COM as well as fantasy tools and products. The 32 NFL teams will continue to

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select their own site developers, with SportsLine hosting and selling certain
NFL content, such as NFL Films video, within the club sites.

NFL.COM will continue to deliver fans complete coverage of the NFL and its players with state-of-the-art technology, audio and video streaming from NFL Films and fantasy football games. The site will provide even greater access to the teams and players with behind-the-scenes features, news and analysis.

SportsLine.com will manage all media sales and direct marketing services for NFL.com and the other related sites in coordination with the NFL and will create and package unique opportunities for advertisers and NFL sponsors. E-commerce will continue to be handled by e-Venator.

Emerging Media Opportunities
The NFL and its new partners will explore a range of potential new business ventures in technology-based media. The NFL will have the opportunity to leverage the distribution breadth and technology assets of these media industry leaders.

                                    #  #  #

About NFL New Media
-------------------
The NFL is the leading sports league in new media and marketing. The NFL's new media arm is a pioneer in enhancing fans' enjoyment of the game with cutting-edge technology. The NFL was the first league on the Internet with NFL.com in 1995. In 2000, the NFL deployed the NFL Internet Network, an Internet model aggregating NFL.com and club sites with other NFL-related sites. It is now easily the most popular sports league site (peak of 7.5 million unique visitors, October 2000, Nielsen Net Ratings) and among the top three most popular sports sites overall.

About CBS and Viacom Inc.
-------------------------
The CBS Television Network is an integrated business comprised of the CBS Television Network and its more than 200 owned and affiliated stations that reaches virtually every television home in the United States. CBS Television's programming arms include CBS Entertainment, CBS News and CBS Sports, as well as CBS Enterprises, a global leader in distribution. CBS Broadcasting is a division of Viacom, Inc. Viacom is the No. 1 platform in the world for advertisers, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, and music. Viacom's well-known brands include CBS, MTV, Nickelodeon, VH1, BET, Paramount Pictures, Infinity, UPN, TNN: The National Network, CMT: Country Music Television, Showtime, Blockbuster, and Simon & Schuster.

About America Online, Inc.
--------------------------
America Online, Inc., is a wholly owned subsidiary of AOL Time Warner Inc. (NYSE: AOL). Based in Dulles, Virginia, America Online is the world's leader in interactive services, Web brands, Internet technologies and e-commerce services.

About SportsLine.com, Inc.
--------------------------
SportsLine.com, Inc. (NASDAQ:SPLN) is at the leading edge of media companies providing Internet sports content, community and e-commerce on a global basis. SportsLine.com, Inc.'s

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content includes more than one million pages of multimedia sports information, entertainment and merchandise. The Company's flagship Internet sports service (http://cbs.sportsline.com) was renamed CBS SportsLine.com as part of an exclusive promotional and content agreement with CBS in March 1997. SportsLine.com, Inc. has strategic relationships with the NFL, Major League Baseball, the NBA and the PGA TOUR and serves as the primary sports content provider for America Online and Netscape. In 1999, the Company commenced operations in Europe through its subsidiary, Sports.com Limited.

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